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                                                                     EXHIBIT 5.1
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                              NEW YORK, NY 10022
                                (212) 735-3000

                               January 26, 2000

Huntsman ICI Chemicals LLC
  Huntsman ICI Financial LLC
  Tioxide Group
  Tioxide Americas Inc.
500 Huntsman Way
Salt Lake City, Utah 84108

     Re: Huntsman ICI Chemicals LLC, Huntsman ICI Financial LLC, Tioxide Group and Tioxide Americas Inc. Registration Statement on Form S-4 (File Nos. 333-85141, 333-85141-01 through 333-85141-03)
          --------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Huntsman ICI Chemicals LLC, a Delaware limited liability company (the "Company"), and the Guarantors (as defined below) in connection with the public offering of (a) $600,000,000 aggregate princi pal amount of the Company's 10 1/8% Senior Subordinated Notes due 2009 and (b)
(U)200,000,000 aggregate principal amount of the Company's 10 1/8% Senior
Subordi nated Notes due 2009 (together, the "Exchange Notes"), that are unconditionally guaranteed (the "Guarantee") by each of Huntsman ICI Financial LLC (the "Dela ware Guarantor"), Tioxide Group (the "U.K. Guarantor") and
Tioxide Americas Inc. (the "Cayman Guarantor" and, collectively with the
Delaware Guarantor and the U.K. Guarantor, the "Guarantors"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for like principal amounts of the issued and outstanding 10 1/8% Senior Subordinated Notes due 2009 of the Company (the "Original Notes") under the Indenture, dated as of June 30, 1999 (the "Indenture"), between the Company and Bank One, N.A., as Trustee (the "Trustee"), as contemplated by the Exchange and Registration Rights Agreement, dated as of June 30, 1999 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Chase Securities Inc. and Warburg Dillon
Read LLC.
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     This opinion is being furnished in accordance with the requirements of Item
601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File Nos. 333-85141, 333-85141-01 through 333-85141-03)
as filed with the Securities and Exchange Commission (the "Commission") on August 13, 1999 under the Act, as amended (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) a certified copy of the Certificate of Formation of the Company, dated March 23, 1999, as amended on April 12, 1999; (v) the Amended and Restated Limited Liability Company Agreement of the Company as currently in effect; (vi) certain resolutions adopted by the Board of Managers of the Company relating to the Registration Rights Agreement, the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;
(vii) a certified copy of the Certificate of Formation of the Delaware Guarantor dated May 19, 1999; (viii) the Limited Liability Company Agreement of the Delaware Guarantor as currently in effect; (ix) certain resolutions adopted by the Board of Managers of the Delaware Guarantor relating to the Registration Rights Agreement, the Exchange Offer, the issuance of the Guarantee, the Indenture and related matters; (x) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (xi) the form of the Exchange Notes and the Guarantee thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed docu ments or documents to be executed, we have assumed that the parties thereto, other than the Company, the Delaware Guarantor and the U.K. Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than the Company, the Delaware

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Guarantor and the U.K. Guarantor) of such documents and the validity and binding effect on such parties (other than the Company, the Delaware Guarantor and the U.K. Guarantor). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

     Our opinions set forth herein are limited to the Limited Liability Company Act of the State of Delaware and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with govern mental authorities are relevant, to those required under such laws (all of the forego ing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated.

     To the extent that the opinions set forth below relate to matters of the laws of the United Kingdom with respect to the power of the U.K. Guarantor to enter into and perform its obligations under any agreement or document or the authoriza tion, execution or delivery of any agreement or document by the U.K. Guarantor, we do not express any opinion on such matters, but have relied, with your consent, solely upon the opinion of Slaughter & May delivered to you, and our opinions expressed herein are subject to all the assumptions, limitations, qualifications, reservations and exceptions set forth therein.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. When (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that
(A) the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudu lent conveyance or other similar laws nor or hereafter in effect relating to creditors' rights

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generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) the waiver included in Section 4.06 of the Indenture may be unenforceable.

     2. The Guarantee has been duly and validly authorized by the Delaware Guarantor, and when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and have been issued and delivered upon consumma tion of the Exchange Offer, and the Guarantee has been executed by the Delaware Guarantor and the U.K. Guarantor and attached thereto in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer, each such Guarantee will constitute the valid and binding obligation of each of the Delaware Guarantor and the U.K. Guarantor, enforceable against each of the Delaware Guaran tor and the U.K. Guarantor in accordance with its terms and entitled to the benefits of the Indenture, except that (A) the enforcement thereof may be limited by (1) bank ruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws nor or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) the waiver included in Section 4.06 of the Indenture may be unenforceable.

     In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company, the Delaware Guarantor and the U.K. Guarantor of the Indenture, the Exchange Notes and the Guarantee, as applicable, and the performance by the Company, the Delaware Guarantor and the U.K. Guarantor of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Delaware Guarantor or the U.K. Guarantor, or any of their respective properties is subject, except for those agreements and instruments governed by the laws of the United States or any state thereof that have been identified to us by the Company as being material to it and that have been filed as exhibits to the Registration Statement.

     In rendering our opinion 2 set forth above with respect to the enforceablility of the Guarantee against the U.K Guarantor, (1) we have relied without independent investigation upon and have assumed the correctness of the opinion of Slaughter & May filed as Exhibit 5.2 to the Registration Statement, that the execution and delivery by the U.K. Guarantor of the Indenture and the Guarantee and the perfor mance by the U.K. Guarantor of its obligations thereunder do not and will not (i) violate the laws of the United Kingdom or
(ii) violate, conflict with or constitute a

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breach or default under the memorandum of association or articles of association of the U.K. Guarantor and (2) our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture and Guarantee is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law (S)(S) 5-1401, 5-1402 (McKinney Supp. 1986) and N.Y. CPLR 327(b) (McKinney Supp. 1986)) (the "1984 Act") and is subject to the qualifications that such enforceability (i) may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought and (ii) as specified in the 1984 Act, does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the New York Uniform Commercial Code.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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